EXHIBIT 99.1






                                  PRESS RELEASE
                              FOR IMMEDIATE RELEASE


    LEGEND INTERNATIONAL HOLDINGS INC. ANNOUNCES UPDATE TO PHOSPHATE PROJECT,
                             QUEENSLAND, AUSTRALIA.

Melbourne Australia - February 10, 2009 - Legend International Holdings, Inc (OTCBB: LGDI) with phosphate projects in the State of Queensland, today announces an update to its phosphate project and a summary of progress and milestones achieved to date.

Highlights include:

o Project strategy includes low capex option whereby sufficient tonnage of high grade phosphate ore that requires little or no beneficiation is to be delineated for fast tracked export.

o Highly qualified project management team is now complete and fully operational.

o Priority drilling at the D-Tree project complete with full Exploration Results to be reported by the end of February 2009.

o Flotation beneficiation tests and phosphoric acid tests underway in India and U.S.A. with results to be reported by the end of February 2009.

o Notice of Proposed Grant of Exploration Permits recently advertised by the Queensland Government's Department of Mines and Energy for six areas including Lady Annie and Lady Jane deposits.

o An area of land has been allocated to Legend on the Eastern Reclamation Area at the Port of Townsville to utilise for a storage, loading and materials handling facility.

o Phosphate rock transportation options by road and rail to the Port of Townsville are progressing well.

Project Strategy
----------------

Legend International Holdings Inc (Legend) has revised its project strategy due to the current financial and economic climate. The strategy aims to deliver positive operational cash flow as soon as possible with little capital outlay and the ability to pay for any required infrastructure from this cash flow. To achieve this aim a three stage approach has been adopted:

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EXHIBIT 99.1

     o Stage 1 - To focus on drilling near surface, high grade phosphate ore to delineate tonnage of direct shipping grade material that requires little or no beneficiation to export phosphate rock from the D-Tree phosphate deposit by the 4th quarter of 2009.

     o Stage 2 - Ramp up export of phosphate rock to 5 MT by 2012 beginning at the end of 4th quarter 2009, sourced from a combination of either Lady Annie, D-Tree, Lady Jane, Lily & Sherrin Creek or any other phosphate deposits of which Legend has an interest.

     o Stage 3 - Production of value added phosphate fertiliser products such as phosphoric acid, MAP, DAP and TSP.

Previously Legend was conducting a study with GHD to investigate the option of using a slurry pipeline to transport beneficiated product to the Port of Karumba. This option has now been abandoned due to high cost and port logistics. The transport option now considered feasible is via rail from Mt.Isa to the Port of Townsville.

Legend is now conducting its own studies closely with the Indian Farmers Fertiliser Cooperative (IFFCO) and various external consultants on all aspects of the project including studies into metallurgy, geology, environment, mining, transport and infrastructure. These studies will form the basis of a final feasibility study.

Worley Parsons is also working in association with Legend on various aspects of the project. Worley Parsons is a major international group with extensive experience offering technical, project and operational support in the resources and energy sector.

Legend has already achieved a number of milestones which are discussed below:

Project Management
------------------

Legend is pleased to announce that the Project Management Team for the phosphate project is now complete with the recent additions of a Mine Manager, Environmental Manager and Metallurgist.

     o Mr. John Nguyen has been awarded the position of Mine Manager. Mr. Nguyen has a Bachelor Degree in Engineering (Mining), is a member of the Australian Institute of Mining and Metallurgy and has 12 years experience in the mining and resource industry in Australia. Recently, he was Assistant Mine Manager for Xstrata Zinc for Black Star Open Cut Mine in Mt Isa where he was responsible for assisting in the overall management of operations. He has held both technical and production roles in various commodities such as Gold, Mineral Sands, Tin, Iron Ore and Zinc.

     o Mr. Damien Crawford has been awarded the position of Environment Manager. Mr. Crawford has a Bachelor of Engineering (Civil/Mining) from the University of Ballarat, Master of Water Resources from The University of Melbourne and Post Graduate Certificate of Environmental Engineering from Deakin University and is a Chartered Civil Engineer. Mr. Crawford has extensive experience in leading the investigation, design and development of infrastructure projects in Australia and internationally with particular emphasis on project approvals. He has 15 years industry experience including 4 years with Atkins engineering consultancy in the UK where he predominantly undertook projects for the Environment Agency. For the past 4 years he has been with multi-disciplinary engineering firm Parsons Brinkerhoff as Regional
          Executive (Water) responsible for business development and project delivery.

     o Dr. Adam Teague has been awarded the position of Metallurgy Manager, which fulfils Legend's need for a senior minerals processing professional. Dr. Teague has a Bachelor of Engineering (Metallurgical

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EXHIBIT 99.1


          Engineering) and a PhD in Metallurgical Engineering. He is a Member of the Australian Institute of Mining and Metallurgy and has 12 years experience in the mining and resources industry. His PhD focussed on the flotation, grinding and leaching behaviour of refractory ores. Formerly with the AJ Parker Centre for Hydrometallurgy and Ian Wark Research Institute, recently he was Technical Services Manager for Orica Mining Chemicals responsible for managing the technical development and implementation of flotation chemicals at mine sites across Australia and the Asia Pacific.

These three additions to Legend complete the technical management team and will be great assets for the future successful development of the project. The full project management team now consists of:

     o    Project Manager - Mr. Ed Walker
     o    Geology Manager - Mr. Mark Edwards
     o    General Manager Logistics - Mr. Nigel D'Souza
     o    Mine Manager - Mr. John Nguyen
     o    Environment Manager - Mr. Damien Crawford
     o    Metallurgy Manager - Dr. Adam Teague

Geology
-------

     o Legend has completed all of the priority Reverse Circulation (RC) drilling at the D-Tree Phosphate Project with a total of 476 holes for 12,520 metres. Assay results from 9,320 of these metres (421 holes) have currently been returned from the assay laboratory and will be reported in a detailed announcement for Exploration Results by the end of February 2009.

     o Once all drilling results have been received from the laboratory an Australian JORC code (2004) compliant Mineral Resource estimate will be completed. This is scheduled to occur by the end of March 2009 and will be used in the estimation of Ore Reserves.

Metallurgy
----------

     o Testing of bulk samples for phosphoric acid testing and flotation beneficiation are currently underway in both India and the United States of America and preliminary results will be reported in a detailed announcement on Exploration Results by the end of February 2009.

     o A contract for conducting a testwork program in Australia, in conjunction with the design, construction and operation of a metallurgical testwork facility in Mt. Isa, has been awarded to Amdel Limited. Amdel Limited is Australasia's leading provider of quality and innovative laboratory and technical services. Since 1960, Amdel has delivered accurate, timely and best practice services to a wide range of industry sectors including all the feasibility metallurgical work for BH South Ltd's Lady Annie Phosphate Project in the 1970's. This new facility in Mt. Isa will be used for bench scale and pilot scale testing of various beneficiation methods and phosphoric acid tests for all phosphate deposits in which Legend has an interest.

     o The preliminary cost study on a beneficiation plant has been awarded to Worley Parsons.

Environmental & Mining
----------------------

     o Environmental and Mining permit applications are progressing well and will be closely supervised by the recent appointment of a Mine Manager and Environment Manager.

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EXHIBIT 99.1



     o A Mining Lease Application (MLA) will be submitted for the D-Tree Project once Ore Reserves have been estimated. The submission is expected to occur early Q2 2009.

     o Environmental surveys and field studies have been awarded to Worley Parsons.

     o On January 14th 2009 the Notice of Proposed Grant of Exploration Permits was advertised by the Queensland Government's Department of Mines and Energy in local newspapers for the following leases:

          o    Lady Annie (EPM16942)
          o    Lady Annie East (EPM17447)
          o    Lady Jane (EPM17330)
          o    Johnstone Creek (EPM17441)
          o    Thorntonia (EPM17333)
          o    Epsom Creek (EPM17446)

Infrastructure & Logistics
--------------------------

     o Legends current plan is to export phosphate rock via Mt Isa to Townsville through the Mt Isa - Townsville rail network. This plan has been endorsed and supported by Australian Railroad Group (ARG) and QR Network Ltd (QR) who operate the above and below rail services respectively. QR has recently produced the Mt Isa - Townsville Rail Infrastructure Master Plan which describes how increased capacity will be achieved on this network. Legend is working closely with both QR and ARG towards finalising an agreement.

     o Stage 1 of the phosphate project will utilise trucks for moving phosphate rock from site to Mt. Isa and then by rail to the Port of Townsville.

     o Alternate transport options between the mine site and Mt. Isa are being investigated for stage 2 of the project.

     o At the Port of Townsville 3.7 hectares of land has been allocated to Legend on the Eastern Reclamation Area to utilise for a storage, loading and materials handling facility.

Northern Territory Projects

Legend is increasing its diamond exploration activity in the proximity of the Merlin diamond mine in the Northern Territory and is continually sourcing promising new ground in this region which is one of the most diamond prospective areas in Australia. Accordingly, Legend has also taken a 14.9% stake in North Australian Diamonds Ltd which owns the Merlin mine and surrounding tenements.

About Legend


Legend International Holdings, Inc (OTCBB:LGDI) is a mining and agriculture resource development company. The Company is principally focused on developing its phosphate deposits in the Georgina Basin in Queensland, Australia. The Company's exploration licences include approximately 5.2 million acres in Queensland and the Northern Territory, Australia. For further information please visit our website at www.lgdi.net

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EXHIBIT 99.1



Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the "safe harbour" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company's business is set forth in the Company's fiscal 2007 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.


For further information, please contact:

Mr. Joseph Gutnick                          General Manager Business
Chief Executive Officer                     New York Office
Legend International Holdings Inc           Legend International Holdings Inc
Tel:  +011 613 8532 2866                    Tel: (212) 223 0018
Fax: +011 613 8532 2805                     Fax: (212) 223 1169
E-mail: josephg@axisc.com.au                E-mail: legendinfo@axisc.com.au
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